Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned, Russell Cleveland, the chief executive officer of Integrated Security Systems, Inc. (the “Company”), hereby certifies that, to his knowledge:

(i)

the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and;

(ii)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-Q.

April 4, 2012	/s/ Russell Cleveland
Russell Cleveland
Chairman and Chief Executive Officer Principal Executive Officer

A signed original of this written statement required by Section 906 has been provided to Integrated Security Systems, Inc. and will be retained by Integrated Security Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K of the Securities Exchange Act of 1934 and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.